Exhibit 10.2

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), is dated as of May 21, 2015 by and among DOME ENERGY AB, a Swedish corporation (“Dome AB”), DOME ENERGY, INC., a Texas corporation with Dome AB as its sole shareholder (“Dome Inc.”, and collectively with Dome AB, “Dome”), and each of the persons listed on Schedule A hereto (each a “Stockholder” and collectively, the “Stockholders”).

WHEREAS, each of the Stockholders is, as of the date hereof, the record and beneficial owner of that number of shares of Common Stock, par value $0.001 per share (the “PEDEVCO Common Stock”) of PEDEVCO CORP., a Texas corporation (“PEDEVCO”), set forth opposite such Stockholder’s name on Schedule A hereto;

WHEREAS, PEDEVCO, PEDEVCO ACQUISITION SUBSIDIARY, INC., a to-be-formed Texas corporation and wholly-owned subsidiary of PEDEVCO (the “Acquisition Subsidiary”), Dome AB and Dome Inc., concurrently or near the execution and delivery of this Agreement, are entering into an Agreement and Plan of Reorganization, dated near or even to the date hereof (as the same may be amended or supplemented, the “Acquisition Agreement”), providing for, among other things and subject to the conditions set forth in the Acquisition Agreement, the transfer by Dome AB of substantially all of the assets of Dome AB to Acquisition Subsidiary in exchange for the Reorganization Consideration (the “Acquisition”), with Acquisition Subsidiary continuing to exist as a wholly-owned subsidiary of PEDEVCO and with Dome AB distributing all assets, including the Reorganization Consideration, to its shareholders in a complete liquidation of Dome AB (capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Acquisition Agreement); and

WHEREAS, as a condition to the willingness of Dome to enter into the Acquisition Agreement, and in order to induce Dome to enter into the Acquisition Agreement, the Stockholders have agreed to enter into this Agreement;

NOW, THEREFORE, in consideration of the execution and delivery by Dome of the Acquisition Agreement and the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.           Representations and Warranties of the Stockholders. Each of the Stockholders hereby represents and warrants to Dome, severally and not jointly, as follows:

(a)          Such Stockholder is the beneficial owner and unless otherwise indicated, the record owner of the shares of PEDEVCO Common Stock (as may be adjusted from time to time pursuant to Section 5 hereof, the “Shares”) set forth opposite such Stockholder’s name on Schedule A to this Agreement and such Shares represent all of the shares of PEDEVCO Common Stock beneficially owned by such Stockholder as of the date hereof. For purposes of this Agreement, the term “Shares” shall include any shares of PEDEVCO Common Stock issuable to such Stockholder upon exercise or conversion of any existing right, contract, option, or warrant to purchase, or securities convertible into or exchangeable for, PEDEVCO Common Stock (“Stockholder Rights”) that are currently exercisable or convertible or become exercisable or convertible and any other shares of PEDEVCO Common Stock such Stockholder may acquire or beneficially own during the term of this Agreement.

(b)          Such Stockholder has all requisite power and authority and, if an individual, the legal capacity, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been validly executed and delivered by such Stockholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(c)          The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) if such Stockholder is a corporation or limited liability company, conflict with the certificate or articles of incorporation, certificate of formation or limited liability company agreement or bylaws, or similar organizational documents of such Stockholder as presently in effect (in the case of a Stockholder that is a legal entity), (ii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or by which it is bound or affected, (iii)(A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) give to any other person any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of the Stockholder under, any agreement, contract, indenture, note or instrument to which such Stockholder is a party or by which it is bound or affected, except for such breaches, defaults or other occurrences that would not prevent or materially delay the performance by such Stockholder of any of such Stockholder’s obligations under this Agreement, or (iv) except for applicable requirements, if any, of the Exchange Act, the Securities Act of 1933, as amended (the “Securities Act”), or the NYSE MKT (the “NYSE”), require any filing by such Stockholder with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not prevent or materially delay the performance by the Stockholder of any of such Stockholder’s obligations under this Agreement.

(d)          The Shares and the certificates representing the Shares owned by such Stockholder are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all pledges, liens, charges, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder or under applicable federal and state securities laws. Such Stockholder owns of record or beneficially no shares of PEDEVCO Common Stock other than such Stockholder’s Shares.

(e)          As of the date hereof, neither such Stockholder, nor any of its respective properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award that would prevent or delay the consummation of the transactions contemplated hereby.

(f)          Such Stockholder understands and acknowledges that Dome is entering into the Acquisition Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

Section 2.            Representations and Warranties of Dome. Each of Dome AB and Dome Inc. hereby represents and warrants to the Stockholders, severally and not jointly, as follows:

(a)           Each of Dome AB and Dome Inc. is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Dome AB and Dome Inc. has all requisite power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by each of Dome AB and Dome Inc. and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of each of Dome AB and Dome Inc., enforceable against them in accordance with the terms of this Agreement (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(b)          The execution and delivery of this Agreement by each of Dome AB and Dome Inc. does not, and the performance of this Agreement by each of Dome AB and Dome Inc. will not, (i) conflict with the articles or certificate of incorporation or bylaws or similar organizational documents of each of Dome AB and Dome Inc. as presently in effect, (ii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to each of Dome AB and Dome Inc. or by which they are bound or affected, (iii) (A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) give to any other person any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of each of Dome AB and Dome Inc., under, any agreement, contract, indenture, note or instrument to which each of Dome AB and Dome Inc. is a party or by which it is bound or affected, except for such breaches, defaults or other occurrences that would not prevent or materially delay the performance by each of Dome AB and Dome Inc. of its obligations under this Agreement, or (iv) except for applicable requirements, if any, of the Exchange Act, the Securities Act, or the NYSE, require any filing by Dome AB or Dome Inc. with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not prevent or materially delay the performance by Dome AB or Dome Inc. of their obligations under this Agreement.

(c)          As of the date hereof, neither Dome AB or Dome Inc., nor any of their respective properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award that would prevent or delay the consummation of the transactions contemplated hereby.

Section 3.            Covenants of the Stockholders. Each of the Stockholders, severally and not jointly, agrees as follows:

(a)          RESERVED.

(b)          Such Stockholder shall not, except as contemplated by the terms of this Agreement (i) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Shares or (ii) take any other action that would in any way restrict, limit or interfere with the performance of his, her or its obligations hereunder or the transactions contemplated hereby or make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect.

(c)          At any meeting of the stockholders of PEDEVCO called to vote upon the Acquisition or in connection with any stockholder consent in respect of a vote on the Acquisition, the Acquisition Agreement or any other transaction contemplated by the Acquisition Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to such matters is sought, each Stockholder shall vote (or cause to be voted), or shall consent, execute a consent or cause to be executed a consent in respect of, such Stockholder’s Shares in favor of the Acquisition, the adoption by PEDEVCO of the Acquisition Agreement and the approval of any other transactions contemplated by the Acquisition Agreement.

(d)          Such Stockholder agrees to permit Dome to publish and disclose in the Proxy Statement and related filings under the securities laws such Stockholder’s identity and ownership of Shares and the nature of its commitments, arrangements and understandings under this Agreement and any other information required by applicable law.

Section 4.            Grant of Irrevocable Proxy; Appointment of Proxy.

(a)          Each Stockholder hereby irrevocably grants to, and appoints, Paul Morch and any other individual who shall hereafter be designated by Dome, such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder’s Shares, or grant a consent or approval in respect of such Shares, at any meeting of stockholders of PEDEVCO or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, in favor of the Acquisition, the adoption by PEDEVCO of the Acquisition Agreement and the approval of the other transactions contemplated by the Acquisition Agreement.

(b)          Each Stockholder represents that any proxies heretofore given in respect of such Stockholder’s Shares are not irrevocable, and that any such proxies are hereby revoked.

(c)          Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Acquisition Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, subject to Section 7 herein. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with applicable law. Such irrevocable proxy shall be valid until the termination of this Agreement pursuant to Section 7 herein.

Section 5.            Adjustments Upon Share Issuances, Changes in Capitalization. In the event of any change in PEDEVCO Common Stock or in the number of outstanding shares of PEDEVCO Common Stock by reason of a stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or other similar event or transaction or any other change in the corporate or capital structure of PEDEVCO (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property), and consequently the number of Shares changes or is otherwise adjusted, this Agreement and the obligations hereunder shall attach to any additional shares of PEDEVCO Common Stock, Stockholder Rights or other securities or rights of PEDEVCO issued to or acquired by each of the Stockholders.

Section 6.           Further Assurances. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Dome may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote such Stockholder’s Shares as contemplated by Section 3 herein.

Section 7.            Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the earlier of (a) the Reorganization Effective Time; (b) the date upon which the Acquisition Agreement is terminated pursuant to Article 9 thereof, or (c) with respect to any Stockholder, upon its delivery of written notice of termination to Dome following any amendment to the Acquisition Agreement to decrease the Reorganization Consideration or otherwise alter the Acquisition Agreement in a manner adverse to the Stockholder in any material respect unless such amendment has been consented to by stockholder in writing prior to such amendment. Notwithstanding the foregoing, Sections 7, 8 and 9 hereof shall survive any termination of this Agreement.

Section 8.           Action in Stockholder Capacity Only. No Stockholder executing this Agreement who is or becomes during the term hereof a director or officer of PEDEVCO makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s Shares and nothing herein shall limit or affect any actions or omissions taken by or fiduciary duties of, a Stockholder or any of its affiliates, in his or her capacity as an officer or director of PEDEVCO to the extent permitted by the Acquisition Agreement and applicable law.

Section 9.            Miscellaneous.

(a)        Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Each Stockholder agrees that this Agreement and the obligations of such Stockholder hereunder shall attach to such Stockholder’s Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder’s heirs, guardians, administrators or successors.

 (b)          Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

(c)          Amendments. This Agreement may not be amended except by Dome and the applicable Stockholder by an instrument in writing signed by Dome and the applicable Stockholder and in compliance with applicable law.

(d)          Notice. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally, mailed by registered or certified mail (return receipt requested), delivered by Federal Express or other nationally recognized overnight courier service or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)       if to Dome:

Dome Energy, Inc.
6363 Woodway, Suite 1025
Houston, TX 77057
Attention: Paul Morch, CEO
Facsimile: (713) ______________

with a copy to (which shall not constitute notice):

Ewing & Jones, PLLC
6363 Woodway, Suite 1000
Houston, TX 77057
Attention: James Spaur
                                             Facsimile: (713) 590-9601

(ii)      if to a Stockholder, to the address set forth under the name of such Stockholder on Schedule A hereto

 (e)          Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision and (ii) reference to any Section means such Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

(f)          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement. Delivery of an executed counterpart signature page of this Agreement by facsimile or by e-mail of a PDF document is as effective as executing and delivering this Agreement in the presence of the other parties.

(g)          Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof, and except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

(h)          Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to laws that may be applicable under conflicts of laws principles. Each of the parties hereto irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or any of the agreements delivered in connection herewith or the transactions contemplated hereby or thereby shall be brought in the state courts of the State of Texas (or, if such courts do not have jurisdiction or do not accept jurisdiction, in the United States District Court located in the State of Texas), (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection that such party may have to the laying of venue of any such suit, action or proceeding in any such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9(d). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(h).

 (i)          Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms of this Agreement and that Dome shall be entitled to specific performance of the terms of this Agreement in addition to any other remedy at law or equity.

(j)          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(k)          Several Liability. Each party to this Agreement enters into this Agreement solely on its own behalf, each such party shall solely be severally liable for any breaches of this Agreement by such party and in no event shall any party be liable for breaches of this Agreement by any other party hereto.

(l)          Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, representative or affiliate of any Stockholder hereto or of any of their respective affiliates shall have any liability (whether in contract or in tort) for any obligations or liabilities of such party arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby; provided, however, that nothing in this Section 9(l) shall limit any liability of any Stockholder hereto for its breaches of the terms and conditions of this Agreement.

(m)         Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Voting Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

“Dome Inc.”

DOME ENERGY, INC.

By: /s/ Paul Morch
Name: Paul Morch
Title: CEO

“Dome AB”

DOME ENERGY AB

By: /s/ Paul Morch
Name: Paul Morch
Title: CEO
100% Shareholder of Dome Inc.

“Stockholders”

BRIGHTENING LIVES FOUNDATION, INC.

By: /s/ Janis Rosenbaum
Name: Janis Rosenbaum
Title: Authorized Signatory

Signature Page to the PEDEVCO Voting Agreement

SCHEDULE A

OWNERSHIP OF SHARES

Name and Address of Stockholder	Number of Shares of PEDEVCO Common Stock Beneficially Owned

BRIGHTENING LIVES FOUNDATION, INC. 9000 Crow Canyon Road, Suite 362 Danville, CA 94506	605,630